PETER T. THOMAS NAMED FERRO PRESIDENT AND CEO

William B. Lawrence Named Chairman of the Board

CLEVELAND—April 24, 2013—Ferro Corporation (NYSE: FOE, the “Company”) today announced that the Company’s Board of Directors has appointed Peter T. Thomas as President and Chief Executive Officer, effective immediately. Mr. Thomas had served as Interim President and Chief Executive Officer of Ferro since November 2012, and prior to that, served as Ferro’s Operating Vice President of Polymer and Ceramic Engineered Materials. William B. Lawrence, who had served as Acting Chairman of the Board since November 2012, has been named Chairman of the Board.

“Peter’s leadership has been instrumental in the development and execution of our value creation strategy, which already is yielding improvements in returns, cost savings and earnings,” Mr. Lawrence said. “We are pleased to announce that, after an extensive process in which both internal and external candidates were evaluated, the Board determined that Peter is the best person to lead Ferro forward. With Peter’s strong industry experience and operational background, we are confident in his ability to maintain the Company’s momentum and drive continued value creation for Ferro shareholders.”

Mr. Thomas commented, “It is a privilege to have the opportunity to continue driving Ferro’s value creation strategy. We already have made significant progress and I look forward to creating additional value for our shareholders by reducing costs, streamlining core operations and pursuing high-return growth investments. I would like to thank the employees of Ferro for their hard work and dedication. I am confident that, working together, we will deliver on Ferro’s potential.”

Mr. Thomas also has been appointed to the Ferro Board of Directors, effective immediately. With the addition of Mr. Thomas, Ferro’s Board now consists of ten directors, nine of whom are independent.

Mr. Thomas, 57, began his career with Ferro in 2000 as Director of Sales for Polymer Additives, and has held positions of increasing responsibility, including Commercial Director for Performance and Fine Chemicals, and Vice President of Organic Specialties. Prior to joining Ferro, Mr. Thomas was Vice President of the Oleochemical-Derivatives business unit for Witco Corporation, where he also served as Vice President of Sales and Global Market Director. Before joining Witco, he served in a variety of roles at Inland Leidy Chemical Distribution, GAF Corporation, and Noxell Corporation. Mr. Thomas received a Master of Business Administration degree from Loyola University, Baltimore, Maryland, and a Bachelor of Science degree in chemistry from Duquesne University, Pittsburgh, Pennsylvania.

Mr. Lawrence, 68, served as the Executive Vice President, General Counsel & Secretary of TRW Inc. before the sale of TRW to Northrop Grumman in December 2002. He retired from TRW in February 2003. TRW was a provider of advanced technology products and services for the global automotive, aerospace and information systems markets. Mr. Lawrence first joined TRW in 1976 as counsel specializing in securities and finance. He held positions of increasing responsibility within the TRW law department until his appointment as TRW’s Executive Vice President of Planning, Development and Government Affairs in 1989 and a member of TRW’s Management Committee. In 1997, Mr. Lawrence was named to the additional position of Executive Vice President, General Counsel & Secretary. Mr. Lawrence also serves as a director of Materion Corporation (formerly known as Brush Engineered Materials Inc.), a manufacturer of high-performance engineered materials. Mr. Lawrence received Bachelor of Arts and Master’s degrees from Kent State University, Kent, Ohio, and a Juris Doctorate from the Case Western Reserve University School of Law, Cleveland, Ohio.

About Ferro Corporation

Ferro Corporation (http://www.ferro.com) is a leading global supplier of technology-based performance materials and chemicals for manufacturers. Ferro products are sold into the building and construction, automotive, appliances, electronics, household furnishings, and industrial products markets. Headquartered in Mayfield Heights, Ohio, the Company has approximately 4,700 employees globally and reported 2012 sales of $1.8 billion.

Cautionary Note on Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of Federal securities laws. These statements are subject to a variety of uncertainties, unknown risks, and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following:

   — demand in the industries into which Ferro sells its products may be unpredictable, cyclical, or heavily influenced by consumer spending;

   — Ferro’s ability to successfully implement its value creation strategy;

   — Ferro’s ability to successfully implement and/or administer its cost-saving initiatives, including its restructuring programs, and to produce the desired results, including projected savings;

   — restrictive covenants in the Company’s credit facilities could affect its strategic initiatives and liquidity;

   — Ferro’s ability to access capital markets, borrowings, or financial transactions;

   — the effectiveness of the Company’s efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;

   — the availability of reliable sources of energy and raw materials at a reasonable cost;

   — currency conversion rates and economic, social, regulatory, and political conditions around the world;

   — Ferro’s presence in certain geographic regions, including Latin America and Asia-Pacific, where it can be difficult to compete lawfully;

   — increasingly aggressive domestic and foreign governmental regulations on hazardous materials and regulations affecting health, safety, and the environment;

   — Ferro’s ability to successfully introduce new products or enter into new growth markets;

   — sale of products into highly regulated industries;

   — limited or no redundancy for certain of the Company’s manufacturing facilities and possible interruption of operations at those facilities;

   — Ferro’s ability to complete future acquisitions or dispositions, or successfully integrate future acquisitions;

   — competitive factors, including intense price competition;

   — Ferro’s ability to protect its intellectual property or to successfully resolve claims of infringement brought against the Company;

   — management of Ferro’s general and administrative expenses;

   — Ferro’s multi-jurisdictional tax structure;

   — the impact of the Company’s performance on its ability to utilize significant deferred tax assets;

   — the effectiveness of strategies to increase Ferro’s return on capital;

   — the impact of operating hazards and investments made in order to meet stringent environmental, health, and safety regulations;

   — stringent labor and employment laws and relationships with the Company’s employees;

   — the impact of requirements to fund employee benefit costs, especially post-retirement costs;

   — implementation of new business processes and information systems;

   — the impact of interruption, damage to, failure, or compromise of the Company’s information systems;

   — exposure to lawsuits in the normal course of business;

   — risks and uncertainties associated with intangible assets;

   — Ferro’s borrowing costs could be affected adversely by interest rate increases;

   — liens on the Company’s assets by its lenders affect its ability to dispose of property and businesses;

   — Ferro may not pay dividends on its common stock in the foreseeable future; and

   — other factors affecting the Company’s business that are beyond its control, including disasters, accidents, and governmental actions.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition, and results of operations.

This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information, or circumstances that arise after the date of this release. Additional information regarding these risks can be found in our Annual Report on Form 10-K for the period ended December 31, 2012.

CONTACT:    Ferro Corporation

Investor Contact:

John Bingle, 216-875-5411

Treasurer and Director of Investor Relations

john.bingle@ferro.com

or

Media Contact:

Mary Abood, 216-875-5401

Director, Corporate Communications

mary.abood@ferro.com